15010 Broschart Road, Suite 270, Rockville, MD 20850 • Phone: 301.917.6880 • Fax 301.294.6568
Executive Office: 445 Northern Boulevard, Suite 24, Great Neck, NY 11021 • Phone: 516.482.1200 • Fax: 516.482.3848

www.neogenix.com

Please reply to Maryland Office
Direct Dial: 301.917.6890
parlen@neogenix.com

March 6, 2012

Dear Neogenix Shareholder,

We want to bring you up to date on various current developments at Neogenix Oncology.

1. Formation of Strategic Alternatives Committee. As I explained to you in my February 6, 2011 shareholder letter, in January the Board of Directors formally appointed a Strategic Alternatives Committee comprised of three Board members. The Committee was authorized and directed by the Board to explore, in a thorough and deliberative manner, the strategic options and alternatives that are currently available to the Company to address the serious problems the Company is facing and to make recommendations to the Board with respect to those options and alternatives. Among these problems are the Company's prior use of unlicensed, compensated finders to raise more than $30 million of the Company's equity investments and the potential right of rescission that some investors may have under federal law or certain state laws as a result of using unlicensed finders. In addition, the Company's auditors had not previously accepted the Company's proposed position on the accounting treatment of those potential rescission rights. Without resolution of that accounting issue, the Company has been unable to complete its third quarter financial statements and will not be able to complete its full year 2011 financial statements or make its required periodic SEC filings. The absence of audited financial statements has effectively prevented the Company from trying to raise additional equity investment.

2. Discussions with Office of Chief Accountant of SEC. To resolve this accounting problem, we have consulted with the Office of Chief Accountant (OCA) of the SEC to obtain the OCA's view on the Company's proposed accounting treatment of these potential rescission rights and have included our auditors and legal advisors in those discussions. We have also retained expert accounting professionals with experience working with the OCA to assist in this process. After Neogenix management

and its advisors made a presentation to the OCA expressing our view on the proper reporting of these potential rescission rights and after additional calls with the OCA staff, we are pleased to report that the OCA has informed us that it will not object to the Company's position on this issue.

Though the specific accounting issues are complex, we have confirmed with the OCA that shareholders' potential rescission rights may be currently addressed by a narrative disclosure in the Company's financial statements referencing the contingent liability for these rescission rights. No specific dollar amount of liability with respect to rescission must be recorded on the Company's financial statements unless and until the Company makes a determination that it is probable both that certain shareholders have valid rescission rights and that those shareholders will exercise those rescission rights. If the Company should determine that it is probable that certain shareholders have valid rescission rights and will exercise them, then the Company must estimate the amount of that potential rescission liability for those shareholders and accrue the estimated dollar amount of that liability on its balance sheet. The Company will need to make that probability assessment as of each financial reporting date.

Our auditors have participated in these communications with the OCA and we believe that the auditors have now accepted this accounting position. We are working to formally confirm their position and then to prepare the appropriate disclosures for our financial statements. Until that time, the Company will not be able to complete its third quarter 2011 and full year 2011 financial statements with our current auditors.

While the accounting issue discussed above relates to the financial reporting of the potential for rescission rights, the Company's position remains that it is not obligated to allow any shareholder to rescind the purchase of Company shares and the Company is not offering rescission to any shareholder.

3. SEC Inquiry. As we have previously explained, we have also provided the SEC with the information that it requested about the Company's fundraising activities and its use of unlicensed, compensated finders. We have been assisted in this effort by attorneys with direct experience with the SEC in these matters. In our submissions to the SEC, the Company and its legal counsel have explained that the policy of paying finders fees to unlicensed parties was initiated and managed by a former officer and Director of the Company. We also explained that the Company's prior outside legal counsel had not informed the Board of the rules and restrictions on payment of fees to unlicensed finders or advised that the Company's use of compensated, unlicensed finders could subject it to material legal risks. In 2011 the Company hired new legal counsel who advised the Board and management of those legal requirements. With that knowledge, the Board and Company's management took steps to discontinue this practice of engaging unlicensed finders to raise funds.

We have now been informed by SEC staff that they believe the Company's voluntary response to its inquiry was timely and thorough. The Company has to date not been requested to provide further information to the SEC. Although we have received no formal assurance from the SEC, and do not expect to receive formal assurance, no formal investigation of the Company or administrative or legal

proceedings have been commenced against the Company by the SEC. Though we cannot be certain of the ultimate outcome, based on the limited information we have to date, we do not expect the Company to be the focus of an action by the SEC. The Company intends to continue to cooperate with the SEC should it make further requests for information.

4. Status of Strategic Alternatives. As explained above, we have been seeking a resolution of both the accounting issues and the SEC inquiry as quickly as possible, and we will continue those efforts. In addition to consulting the firm's legal and accounting professionals, the Strategic Alternatives Committee has gathered and considered proposals made by various shareholders and others. We will continue to work aggressively to complete the resolution of these matters.

While the Company has been working diligently to achieve an expedited resolution of both the SEC and accounting issues, the Strategic Alternatives Committee and the Company's lawyers have met regularly over the course of the last several weeks to discuss in detail a wide variety of potential options and strategic alternatives, including, but not limited to, evaluating the possibility of raising new debt or equity capital through a variety of different means, a potential sale or merger of the Company, and a potential strategic Chapter 11 bankruptcy filing-- all of which strategies would be aimed at maximizing shareholder value. On February 27, 2012, the Strategic Alternatives Committee and the Company's lawyers issued their report and discussed their findings with the Company's full Board, considering in detail the Company's various strategic options and alternatives and making various recommendations. Among those recommendations was that the Company retain the investment banking firm of Piper Jaffray to help the Company explore the above options. Although no final decision has yet been made with respect to which potential option or strategy is the best one to employ under the current circumstances, significant progress has been made in evaluating the pros and cons of each approach. It is important to emphasize that as the Strategic Alternatives Committee, the Board of Directors, Company management and the Company's advisors go through this deliberative process, the primary focus has been and continues to be on how best to maximize the value of the Company and its assets for the benefit of the Company's shareholders.

Once the Board of Directors has made further decisions on these issues, I will let you know through a future shareholder letter. In the meantime, please rest assured that we are keenly focused on and very proactive in identifying the best solution possible.

5. Company's Current Operations and Clinical Trials. Finally, I want to reassure our shareholders and business partners that these matters have not interfered with the focus of the Company. While we are operating under a very cost restrained model, we continue to make progress in generating updated preclinical data and preparing for entering into expanded Phase 2 clinical trials. Our existing hospitals and clinical collaborators have begun screening patient candidates for enrollment into the Phase 2a clinical study for pancreatic and colorectal cancer. In addition, we have initiated discussions with other well established cancer centers to expand the number of parallel patient treatment sites. These expanded relationships offer the opportunity to collaborate on both our current clinical studies as well as future studies that we may

perform with our other two monoclonal antibodies. With regard to NEO-201 and NEO-301, we are in the process of setting up pre-clinical scientific collaborations to look at their potential activity beyond colorectal and pancreatic cancer, to include lung cancer as well as other tumor types that are targeted by these antibodies.

Once again, I want to express my appreciation to our shareholders for their support during these challenging times and for your patience as we try to resolve these very difficult problems currently facing the Company. I know out of understandable concern some of you have contacted the Company seeking additional information about these matters. As an SEC reporting company, however, we are prohibited from disclosing material non-public information with individual shareholders. I assure you that we will continue to provide information and updates to all of our shareholders as material developments occur.

Very truly yours,

Philip M. Arlen, MD
President and Chief Executive Officer

Forward Looking Statements

Certain statements contained in this letter are forward-looking statements that relate to future events. These statements are based on current expectations only and are subject to known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from any future results express or implied by such forward-looking statements, including those risk factors discussed in Neogenix's SEC reports. Neogenix Oncology undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.